EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Quality Industrial Corp. (the “Company”) for the fiscal quarter ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, John-Paul Backwell, and I Krishnan Krishnamoorthy certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Quality Industrial Corp.

Dated: August 10th, 2023	By:	/s/ John-Paul Backwell
John-Paul Backwell
Chief Executive Officer (principal executive)

Quality Industrial Corp.

By:	/s/ Krishnan Krishnamoorthy
Krishnan Krishnamoorthy
Chief Financial Officer (principal accounting, and financial officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.